                                                                    Exhibit 21.1
                                                                    ------------

                         SUBSIDIARIES OF THE REGISTRANT

                               J. CREW GROUP, INC.


                               State of         Name Under Which
Name of Subsidiary             Incorporation    Subsidiary Does Business
------------------             -------------    ------------------------

J. Crew Operating Corp.        Delaware         J. Crew Operating Corp.
J. Crew Inc.                   New Jersey       J. Crew Inc.
Clifford & Wills, Inc.         New Jersey       Clifford & Wills, Inc.
Grace Holmes, Inc.             Delaware         (J. Crew Retail Stores)
H.F.D. No. 55, Inc.            Delaware         (J. Crew Factory Outlet Stores)
C & W Outlet, Inc.             New York         C & W Outlet, Inc.
J. Crew International, Inc.    Delaware         J. Crew International, Inc.
J. Crew Services, Inc.         Delaware         J. Crew Services, Inc.